Exhibit 99.2

SMAAASH ENTERTAINMENT INC.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On November 20, 2018, the Company consummated the Transactions contemplated by the Subscription Agreement.

The following unaudited pro forma financial statements are based on the Company’s historical financial statements to give effect to the closing of the consummation of Transactions on November 20, 2018.

The unaudited pro forma income statements for the three months ended August 31, 2018 give effect to the consummation of the Transactions as if it had occurred on August 31, 2018. The unaudited pro forma balance sheet as of August 31, 2018 gives effect to the consummation of Transactions as if it had occurred on August 31, 2018.

The unaudited pro forma financial information should be read in connection with the historical financial statements and notes thereto of the Company.

Matters discussed in this unaudited pro forma financial information are subject to change, including any discussion of or impact, expressed or implied, on the Company’s anticipated operating results.

The pro forma financial statements do not necessarily reflect what the Company’s financial condition or results of operations would have been had the consummation of Transactions occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

SMAAASH ENTERTAINMENT INC.

PRO FORMA BALANCE SHEET

(Unaudited)

		Pro Forma
	August 31, 2018 (Actual)	Adjustments		Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$355,828	$39,172	(a)	$395,000
Restricted cash		7,617,616	(b)	7,617,616
Receivable - non-consolidated subsidiary		250,000	(c)	250,000
Prepaid expenses	81			81
Total Current Assets	355,909	7,906,788		8,262,697
Cash held in Trust Account	53,119,511	17,918	(a)	—
		(53,137,429	)(d)
Investment in non-consolidated subsidiary		150,000	(e)	150,000
Deposit on future acquisition		20,437,473	(f)	20,437,473
Total Assets	$53,475,420	$(24,625,250)		$28,850,170
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan payable - Related party	$85,238			$85,238
Accrued expenses	182,807	(176,527	)(g)	6,280
Deferred legal fees	100,000	(80,000	)(g)	390,000
		370,000	(h)
Total current liabilities	368,045	113,473		481,518
Deferred underwriting fees	1,820,000	(20,000	)(g)	1,800,000
Total Liabilities	2,188,045	93,473		2,281,518
Commitments Common stock subject to possible redemption, $0.0001 par value; 710,000 shares as of November 20, 2018 at redemption value	46,287,374	(39,032,068	)(i)	7,255,306
Stockholders’ equity Preferred Stock - $0.0001 par value, 1,000,000 shares authorized; no shares issued and outstanding	—	—		—
Common Stock - $0.0001 par value; 20,000,000 shares authorized; 5,119,390 shares issued and outstanding (excluding 710,000 shares subject to possible redemption) as of November 20, 2018	225	287	(i)	512
Additional paid-in capital	5,013,621	7,617,616	(b)	21,515,084
		6,758,352	(i)
		2,125,495	(k)
Accumulated (deficit)	(13,845)	(2,188,405	)(j)	(2,202,250)
Total stockholders’ equity	5,000,001	14,313,345		19,313,346
Total Liabilities and stockholders’ equity	$53,475,420	$(24,625,250)		$28,850,170

See accompanying notes to the unaudited pro forma financial information.

SMAAASH ENTERTAINMENT INC.

PRO FORMA STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended	Pro Forma
	August 31, 2018	Adjustments		Pro Forma

Revenues	$—			$—

Operating expenses
General and administrative expenses	246,661	(250,000	)(c)	2,492,156
		370,000	(h)
		2,125,495	(k)
Loss from operations	(246,661)	(2,245,495)		(2,492,156)

Other income:
Interest income	242,350	57,090	(a)	299,440

Loss before provision for taxes	(4,311)	(2,188,405)		(2,192,716)

Income tax provision	—	—		—

Net loss	$(4,311)	$(2,188,405)		$(2,192,716)

Basic and diluted net loss per share	$(0.00)	$—		$(0.43)

Weighted average number of common shares outstanding	2,253,168			5,119,390

See accompanying notes to the unaudited pro forma financial information.

SMAAASH ENTERTAINMENT INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Note 1 – Basis of presentation

The unaudited pro forma financial statements are based on the Company and Smaaash’s historical financial statements as adjusted to give effect to the consummation of Transactions. The unaudited pro forma balance sheet and statement of operations as of August 31, 2018 gives effect to the consummation of Transactions as if it had occurred on August 31, 2018.

Note 2 – Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma financial information:

a)	Reflects the interest income deposited into Cash and cash equivalents and the Cash held in Trust Account.

b)	Reflects the transfer to the escrow account to cover amounts potentially owed to Polar and K2 under their respective stock purchase agreements with the Company.

c)	According to the Subscription Agreement, Smaaash is obligated to pay the Company $250,000 for operations related to the master franchise agreements, which has reduced the general and administrative expenses.

d)	Reflects redemption of 4,448,260 shares of common stock by Company stockholders.

e)	Reflects the Company’s purchase of 300,000 shares of Smaaash.

f)	Reflects the issuance of 2,000,000 shares of common stock as a deposit regarding the Company’s agreement with AHA Holdings that within six months of the Transactions, Shripal Morakhia will transfer his full interest in Smaaash (100% owned by AHA Holdings) to the Company which represents 33.6% investment in Smaaash.

g)	Reflects disbursements made from accrued expenses upon closing of the Transactions.

h)	Reflects additional accrued expenses.

i)	Reflects shares redeemed by Company stockholders.

j)	Reflects the change in accumulated deficit.

k)	Reflects 208,000 shares issued as consideration of consulting services provided.